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                                                   CONSECO, INC. AND SUBSIDIARIES
                                                                                                                        Exhibit 12.1
                                         Computation of Ratio of Earnings to Fixed Charges,
                               Preferred Dividends and Distributions on Company-Obligated Mandatorily
                                        Redeemable Preferred Securities of Subsidiary Trusts
                                                           (Dollars in millions)

                                                                                                              Three Months Ended
                                                                   Year Ended December 31,                          March 31,
                                                    ----------------------------------------------------    ---------------------
                                                      1993       1994        1995      1996       1997        1997          1998
                                                    --------   --------    --------  --------   --------    --------       ------
Pretax income from operations:
   Net income....................................  $  413.1     $330.5    $  470.9   $  452.2   $  866.4     $202.7         $214.6
   Add income tax expense........................     307.1      231.2       240.7      302.2      560.1      126.5          170.2
   Add extraordinary charge on
     extinguishment of debt......................      11.9        4.0         2.1       26.5        6.9        3.3           16.4
   Add minority interest.........................      78.2       59.0       109.0       34.9       52.3       10.0           19.4
   Less equity in undistributed
     earnings of CCP Insurance, Inc..............     (36.6)     (23.8)        -          -          -          -              -
   Less equity in undistributed
     earnings of Western National Corp...........       -        (37.2)        -          -          -          -              -
                                                   --------     ------    --------   --------   --------     ------         ------

         Pretax income...........................     773.7      563.7       822.7      815.8    1,485.7      342.5          420.6
                                                   --------     ------    --------   --------   --------     ------         ------

Add fixed charges:
   Interest expense on annuities and financial
      products...................................     408.5      134.7       585.4      668.6      697.1      173.7          188.4
   Interest expense:
     Corporate...................................      58.0       59.3       119.4      108.1      109.4       25.8           39.0
     Finance and investment borrowings...........      61.8       49.3        79.5       92.1      202.9       32.6           67.4
   Other  .......................................        .6         .9         1.0         .9         .7         .2             .1
   Portion of rental(1)..........................       5.4        7.9         8.9       10.9       13.7        2.9            3.7
                                                   --------     ------    --------   --------   --------     ------         ------

       Fixed charges.............................     534.3      252.1       794.2      880.6    1,023.8      235.2          298.6
                                                   --------     ------    --------   --------   --------     ------         ------

       Adjusted earnings.........................  $1,308.0     $815.8    $1,616.9   $1,696.4   $2,509.5     $577.7         $719.2
                                                   ========     ======    ========   ========   ========     ======         ======

       Ratio of earnings to fixed charges........     2.45X      3.24X       2.04X      1.93X      2.45X      2.46X          2.41X
                                                      =====      =====       =====      =====      =====      =====          =====

       Ratio of earnings to fixed charges,
          excluding interest on annuities and
          financial products ....................     7.15X      5.80X       4.94X      4.85X      5.55X      6.57X          4.82X
                                                      =====      =====       =====      =====      =====      =====          =====

   Fixed charges.................................    $534.3     $252.1    $  794.2   $  880.6   $1,023.8     $235.2         $298.6
   Add dividends on preferred stock (multiplied
     by the rate of pretax income to income
     before minority interest and extraordinary
     charge).....................................      35.3       34.8        40.3       57.6       40.4       25.2            3.4
                                                   --------     ------    --------   --------   --------     ------         ------

       Adjusted fixed charges....................  $  569.6     $286.9    $  834.5   $  938.2   $1,064.2     $260.4         $302.0
                                                   ========     ======    ========   ========   ========     ======         ======

       Adjusted earnings.........................  $1,308.0     $815.8    $1,616.9   $1,696.4   $2,509.5     $577.7         $719.2
                                                   ========     ======    ========   ========   ========     ======         ======

       Ratio of earnings to fixed
          charges and preferred dividends........     2.30X      2.84X       1.94X      1.81X      2.36X      2.22X          2.38X
                                                      =====      =====       =====      =====      =====      =====          =====

       Ratio of earnings to fixed charges
          and preferred dividends, excluding
          interest on annuities and financial
          products...............................     5.58X      4.48X       4.14X      3.81X      4.94X      4.66X          4.67X
                                                      =====      =====       =====      =====      =====      =====          =====

                                                   (continued on following page)

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                                                   CONSECO, INC. AND SUBSIDIARIES

                                         Computation of Ratio of Earnings to Fixed Charges,
                               Preferred Dividends and Distributions on Company-Obligated Mandatorily
                                  Redeemable Preferred Securities of Subsidiary Trusts, continued
                                                           (Dollars in millions)

                                                                                                              Three Months Ended
                                                                     Year Ended December 31,                        March 31,
                                                    ----------------------------------------------------    ---------------------
                                                      1993       1994       1995        1996      1997        1997          1998
                                                    --------   --------   --------    --------  --------    --------       ------

   Adjusted fixed charges........................   $  569.6     $286.9    $  834.5   $  938.2   $1,064.2    $260.4        $302.0
   Add distributions on Company-obligated
     mandatorily redeemable preferred securities
     of subsidiary trusts........................         -          -           -         5.5       75.4      13.4          29.5
                                                    --------     ------    --------   --------   --------    ------        ------

       Fixed charges.............................   $  569.6     $286.9    $  834.5   $  943.7   $1,139.6    $273.8        $331.5
                                                    ========     ======    ========   ========   ========    ======        ======

       Adjusted earnings.........................   $1,308.0     $815.8    $1,616.9   $1,696.4   $2,509.5    $577.7        $719.2
                                                    ========     ======    ========   ========   ========    ======        ======

       Ratio of earnings to fixed charges,
          preferred dividends and distributions
          on Company-obligated mandatorily
          redeemable preferred securities
          of subsidiary trusts...................     2.30X      2.84X        1.94X      1.80X      2.20X     2.11X         2.17X
                                                      =====      =====        =====      =====      =====     =====         =====
       Ratio of earnings to fixed charges,
          preferred dividends and distributions
          on Company-obligated mandatorily
          redeemable preferred securities of
          subsidiary trusts, excluding interest
          on annuities and financial products....     5.58X      4.48X        4.14X      3.74X      4.10X     4.04X         3.71X
                                                      =====      =====        =====      =====      =====     =====         =====

   (1) Interest portion of rental is assumed to be 33 percent.

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